Exhibit 99.1

R&G FINANCIAL REACHES AGREEMENT WITH THE SECURITIES AND

EXCHANGE COMMISSION

San Juan, Puerto Rico, February 13, 2008—R&G Financial Corporation (the “Company”) today announced that the Securities and Exchange Commission (the “SEC”) approved a final settlement with the Company, which resolves the SEC’s investigation of the Company in connection with its previously announced restatement of its financial statements.

Under the settlement approved by the SEC, the Company agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The SEC did not impose a financial penalty in connection with this settlement.

The Company has consented to the entry of a final judgment to implement the terms of the agreement. The United States District Court for the Southern District of New York must consent to the entry of the final judgment in order to consummate the settlement. A copy of the Company’ consent is being filed today with the SEC as an exhibit to the Company’s Form 8-K.